Exhibit 99.2

                    Digital Fusion Wins $48.75 Million NASA
     Contract to Provide Acquisition and Business Support Services;
              Effort Supports NASA's Marshall Space Flight Center

    HUNTSVILLE, Ala.--(BUSINESS WIRE)--Sept. 14, 2005--Digital Fusion, Inc. (OTCBB:DIGF), an information technology ("IT") and engineering services provider announced it has been awarded a competitive contract for Acquisition and Business Support Services (ABSS) by the National Aeronautics and Space Administration (NASA) at the Marshall Space Flight Center (MSFC) in Huntsville, AL. The contract is a performance-based, Firm-Fixed-Price, Indefinite Delivery/Indefinite Quantity (IDIQ) contract with a maximum value of $48.75 million over five years, if all options are exercised. The contract has a two week phase-in period beginning September 16, 2005, to be followed by a one year base period and four one year options. Digital Fusion is the prime contractor and does not anticipate using any subcontractors on this contract.
    Under the ABSS contract, Digital Fusion will provide a wide range of acquisition and business support services at Marshall Space Flight Center. Business services includes program management, order management and control, budget integration and financial analysis, support to various business systems, assessing and developing business processes, and developing business models and plans to assist MSFC strategies. Acquisition support includes administrative and data processing services acquisition policy services, price and cost analysis support, procurement systems services, special studies and acquisition management services.
    "We are delighted and deeply grateful to be selected through the competitive procurement process to support NASA/MSFC in one of MSFC's critical business roles," said Frank Libutti, chairman and interim chief executive officer. Gary Ryan, president and chief operating officer added "Our goal is to provide service exceeding customer expectations while demonstrating our commitment to safety, NASA Family, excellence and integrity. This win demonstrates Digital Fusion's deep commitment to the competitive process and solidifies our position as a professional and IT service provider within the competitive market place."

    About Digital Fusion

    Digital Fusion, headquartered in Huntsville, Al., is an information technology and engineering services company that helps its customers make the most of technology to meet their business needs. Digital Fusion's IT Services provides solutions to both government and commercial customers, focused in the following areas: Business Process Automation, Application Development and Data Management, Application Security, Web Portals and Digital Dashboards, System Integration and IT Support. Digital Fusion's Engineering Services support a variety of customers with state-of-the-art solutions that include: Computational Aerodynamics/CFD; Optical Systems Design, Development and Test; Thermo/Structural Dynamics; Modeling and Simulations; Hardware-in-the-Loop Testing; Program Analysis; and Ground/Flight Planning, Execution, and Data Analysis. For additional information about Digital Fusion visit http://www.digitalfusion.com.

    About Marshall Space Flight Center

    The Marshall Space Flight Center in Huntsville, Alabama is one of NASA's largest and most diversified installations. The Marshall Center has been a key contributor to numerous significant NASA programs during the Agency's 45-plus-year history--from the 1961 flight for the first U.S. astronaut into space, to the Apollo missions exploring the Moon, to development and operation of America's Space Shuttle fleet, and construction of and scientific discovery aboard the International Space Station. For additional information about Marshall Space Flight Center visit http://www.msfc.nasa.gov.
    Forward Looking Statements. All statements other than statements of historical fact included in this release are forward-looking statements. When used in this release, words such as "project", "anticipate,'' "believe,'' "estimate,'' "expect,' "plan", "intend'' and similar expressions, as they relate to the Company or its management, as well as assumptions made by and information currently available to the Company's management, identify forward-looking statements. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors including, but not limited to: the effect of business and economic conditions; the impact of competitive products and pricing; capacity and supply constraints or difficulties, the Company's dependence on continued funding of U.S. government programs; contract procurement and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain employees, and material changes in laws or regulations applicable to the Company businesses. Such statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.


    CONTACT: Digital Fusion Inc., Huntsville
             Gary S. Ryan, 256-837-2620
             gryan@digitalfusion.com